Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS JONG S. WHANG AND ROBERT T. HASS, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN AMTECH SYSTEMS, INC.’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2016, AND ANY AND ALL AMENDMENTS TO SUCH ANNUAL REPORT ON FORM 10-K, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY AND TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

Signature	Title	Date
/s/ Jong S. Whang	Executive Chairman and Chairman of the Board	November 15, 2016
Jong S. Whang
/s/ Fokko Pentinga	Chief Executive Officer and President (Principal Executive Officer)	November 15, 2016
Fokko Pentinga
/s/ Robert T. Hass	Vice President & Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)	November 15, 2016
Robert T. Hass
/s/ Robert M. Averick	Director	November 15, 2016
Robert M. Averick
/s/ Paul J. van der Wansem	Director	November 15, 2016
Paul J. van der Wansem
/s/ Michael Garnreiter	Director	November 15, 2016
Michael Garnreiter
/s/ Egbert Jan Geert Goudena	Director	November 15, 2016
Egbert Jan Geert Goudena
/s/ Robert F. King	Director	November 15, 2016
Robert F. King
/s/ Sukesh Mohan	Director	November 15, 2016
Sukesh Mohan